Marcum & Kliegman LLP
                   Certified Public Accountants & Consultants
     A Limited Liability Partnership Consisting of Professional Corporations



February 7, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Diva Entertainment, Inc.
              File No. 0-23506

Commissioners:

We have read Item 4 of the Form 8-K of Diva Entertainment, Inc. dated August 14, 2000. We agree with statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with other statements made under Item 4.

Yours truly,

Marcum and Kliegman LLP
Woodbury, New York
February 7, 2001

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